        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997
                                                     REGISTRATION NO. 333-
                                                                          ------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                 --------------------
                                       FORM S-8
                                REGISTRATION STATEMENT

                                        Under
                              The Securities Act of 1933
                              --------------------------

                                GRUBB & ELLIS COMPANY
                (Exact name of registrant as specified in its charter)

           DELAWARE                                            94-1424307
(State or other jurisdiction of    2215 Sanders Road        (I.R.S. Employer
 incorporation or organization)       Fourth Floor        Identification Number)
                               Northbrook, Illinois 60062
                      (Address of principal executive offices)

                                 --------------------
                              Stock Appreciation Rights
                                 issued pursuant to
                              the Employment Agreement
                              dated as of May 20, 1992
                        by and between Grubb & Ellis Company
                        and Alvin L. Swanson, Jr., as amended.

                               (Full title of the plan)

                                 --------------------
                                   Robert J. Walner
                      Senior Vice President and General Counsel
                                Grubb & Ellis Company
                                  2215 Sanders Road
                                     Fourth Floor
                              Northbrook, Illinois 60062
                                    (847) 753-9010
 (Name, address and telephone number, including area code, of agent for service)
                                      Copies to:
                                 Scott R. Haber, Esq.
                                   Latham & Watkins
                          505 Montgomery Street, Suite 1900
                            San Francisco, CA  94111-2586
                                    (415) 391-0600

                                 --------------------
                           Calculation of Registration Fee

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                                 Proposed
                                              Proposed             Maximum
Title of                  Amount               Maximum            Aggregate          Amount of
Securities to              to be          Offering Price         Offering           Registration
be Registered            Registered        Per Share (1)          Price (1)           Fee (1)
------------------------------------------------------------------------------------------------
Common Stock,              36,345              $9.00             $327,105               $100
$0.01 par value
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to pursuant to Rule 457(c) (the average ($9.00) of the high ($9.25) and low ($8.75) prices for the Company's Common Stock quoted on the New York Stock Exchange, Inc. on April 2, 1997).

                                    Total Pages 17
                              Exhibit Index on Page II-7

    The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholder identified herein.

PROSPECTUS

                                GRUBB & ELLIS COMPANY

                            36,345 Shares of Common Stock
                             (par value, $.01 per share)

    This Prospectus of Grubb & Ellis Company, a Delaware corporation (the "Registrant" or the "Company"), relates to the offer and sale of 36,345 shares of common stock, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the Employment Agreement dated as of May 20, 1992 by and between the Registrant and Alvin L. Swanson, Jr. (the "Selling Stockholder") as amended (the "Employment Agreement"), which may be offered hereby from time to time by the Selling Stockholder for his own benefit. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by such Selling Stockholder. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

    All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the New York Stock Exchange (the "NYSE") or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholder. The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

    The Common Stock of the Company is listed on the NYSE under the symbol "GBE." On April 2, 1997, the last reported sale price of the Company's Common Stock on the NYSE was $9.125.


    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The date of this Prospectus is April 8, 1997.

                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Stock is listed on the NYSE and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated by reference therein, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, (ii) all reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since June 30, 1996, but prior to the filing of this Prospectus as follows:

         (a) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on February 4, 1997, December 20, 1996, December 9, 1996 and November 5, 1996; and

(iii) all reports filed pursuant to Sections 13(a), 13(c), 14 and 15(d) after the filing of this Prospectus and before the filing of a post-effective amendment which indicates that all securities offered in connection with this Prospectus have been sold or which deregisters all securities then remaining unsold, and (iv) the description of the Company's Common Stock contained in the Company's Form 8-A, effective April 15, 1981, except that authorized shares of capital stock and Common Stock have been increased to 26,000,000 and 25,000,000, respectively, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (such documents and the documents, enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Grubb & Ellis Company, 2215 Sanders Road, Fourth Floor, Northbrook, Illinois 60062, telephone number (847) 753-9010.

                                     THE COMPANY

    The Company was incorporated in the State of Delaware in 1980. The Company is a commercial real estate information and services company that provides services to real estate owners/investors and tenants including commercial brokerage and property and facilities management. Additionally, the Company provides mortgage brokerage, appraisal, consultation and asset management services.

    The Company's principal executive offices are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 753-9010.


                                     RISK FACTORS

         PROSPECTIVE INVESTORS IN THE COMMON STOCK SHOULD CONSIDER CAREFULLY
THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "PLANS," "EXPECTS," "ANTICIPATES," "ESTIMATES," "SHOULD" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE MATTERS SET FORTH BELOW CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS MAY BE UPDATED FROM TIME TO TIME IN DOCUMENTS FILED WITH THE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

REAL ESTATE RECESSION

         A real estate recession, economic slowdown, rising interest rates or declining demand for real estate in one or more markets will adversely affect the Company's business. Such a recession or other economic conditions could place severe negative pressures on both the volume of transactions and prices or lease terms for real estate. Declines in the volume of transactions and prices for real estate could adversely and materially affect the Company's revenues from brokerage commissions and property management fees, operating results, cash flow and financial condition and could require the Company to discontinue certain of its operations or sell assets.

         Over the past two years, the Company increased its Institutional Service Group ("ISG") and Corporate Service Group ("CSG") capabilities. The objective of these groups is to provide a single source of value-added services for multi-market real estate owners and investors, all delivered through a single point of contact. ISG services insurance companies, pension fund advisors, real estate investment trusts, syndicators and other portfolio buyers by assisting with the acquisition, sale, financing or recapitalization of real estate assets. In the last year, the Company also created an affiliate program which is designed to expand its brokerage and property management services to currently unsecure markets. CSG services certain Fortune 500 firms that outsource all or a portion of their real estate planning and implementation activities. To the extent that the Company's cash requirements are not met by operating cash flow, due to adverse economic conditions or other unfavorable events, the Company may find it necessary to curtail its expansion activities, including with respect to its ISG, CSG and affiliate capabilities, to further reduce expense levels, seek refinancing, or undertake other actions as may be appropriate. As a result there can be no assurance as to the Company's ability to implement successfully its expansion programs.

HIGHLY COMPETITIVE INDUSTRY

         The Company competes in a variety of service disciplines within the commercial real estate industry. Each of these business areas is highly competitive on a national as well as local level. The Company faces competition not only from other real estate service providers, but also from institutional lenders, insurance companies and investment advisory, mortgage banking, accounting and appraisal firms. Some of the Company's principal competitors in certain of these business areas are better established and have substantially more experience than the Company. In general, in each of the Company's businesses there can be no assurance that the Company will be able to continue to compete effectively or that it will be able to maintain current commission or fee levels or margins or that it will not encounter increased competition which could limit the Company's ability to maintain or increase its market share.

ENVIRONMENTAL CONCERNS

         Numerous laws and regulations have been enacted which regulate exposure to potentially hazardous materials often found in and around buildings. Some of these laws and regulations directly and indirectly impact the commercial real estate market by imposing additional costs and liability on owners, operators and sellers as well as lenders. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect the Company. In addition, any failure of the Company to disclose environmental issues may subject the Company to liability to a buyer or lessee of property or to a purchaser of a mortgage loan.

SEASONALITY

         The Company has typically experienced its lowest quarterly revenue in the quarter ending March 31 of each year with higher and more consistent revenue in the quarters ending June 30 and September 30. The quarter ending December 31 has historically provided the highest quarterly level of revenue due to increased activity caused by the desire of clients to complete transactions by calendar year-end. As a consequence of the seasonality of revenues and the relatively constant level of quarterly expenses, the Company's quarterly operating results have fluctuated, with a substantial portion of the Company's operating income being realized in the quarter ending December 31. Although the Company has had net income during its last two fiscal years, the Company incurred substantial losses prior to that time, and there can be no assurance that the Company will be profitable on a quarterly or annual basis in the future.

CONTROLLING STOCKHOLDERS

         Warburg, Pincus Investors, L.P. ("Warburg") currently holds approximately 47% of the outstanding Common Stock of the Company, and approximately 49% on a fully diluted basis assuming the exercise of warrants. Warburg, through ownership of Common Stock and Board representation, is able to substantially influence the management of the day-to-day operations and affairs of the Company. Currently three of the Board's ten members have been nominated by Warburg and thus have certain interests that are in addition to and may conflict with those of holders of Common Stock. In the event that Warburg gains control of more than 50% of the outstanding voting power of the Company, Warburg will have the power to elect a majority of its Directors (subject to its obligations under certain agreements with other stockholders) and to approve any action requiring stockholder approval, assuming compliance with applicable Delaware law and the Company's Certificate of Incorporation, including approval of certain corporate transactions, including a merger or the sale of all or substantially all of the Company's assets.

ABSENCE OF DIVIDENDS

         The Company does not anticipate paying any cash dividends in the foreseeable future. The Company's revolving credit agreement with PNC Bank, N.A. entered into in March 1997, contains provisions that prohibit payment of cash dividends or distributions on the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

         A total of 1,685,899 shares of Common Stock are issuable upon the exercise of outstanding warrants. The Company also has stock option, purchase and other plans covering up to 1,686,490 shares of Common Stock. Options to purchase 1,563,280 shares of Common Stock under the stock option plans were outstanding as of March 31, 1997. If exercised, these warrants and options, along with the issuance of shares under other Company plans, would result in the issuance of a substantial number of shares of Common Stock, thereby diluting the proportionate equity interests of the holders of the Common Stock. In addition, the Company has entered into certain registration rights agreements with Warburg, Joe F. Hanuaer, C. Michael Kojaian, Mike Kojaian, Kenneth J. Kojaian and Archon Group, L.P. a Delaware limited partnership and a majority-owned subsidiary of the international investment bank Goldman, Sachs & Co. (collectively, the "Registration Rights Holders"), granting to each of the Registration Rights Holders certain demand and "piggyback" registration rights. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or options or sales pursuant to any exercise of demand or piggyback registration right), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

CONTINUED LISTING CRITERIA

         The Company currently and for some time has not met certain criteria for the continued listing of the Common Stock on the NYSE. Although the NYSE has informed the Company that it is closely monitoring the Company's continued listing status, it has not notified the Company of any plans to delist the Common Stock. The Company's Common Stock is also listed on the Pacific Stock Exchange. In the event of delisting by the NYSE, the Company will use its best efforts to have its Common Stock continue to be traded on the Pacific Stock Exchange and/or in another exchange or market, such as the over-the-counter market. However, the delisting of the Common Stock by the NYSE could have an adverse impact on the market price and liquidity of the Common Stock.

                                   USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the shares offered hereby. All of the proceeds will be received by the Selling Stockholder. See "Selling Stockholder."


                                 SELLING STOCKHOLDER

    Mr. Alvin L. Swanson, Jr., the Selling Stockholder, acquired all of the shares registered hereunder in connection with the exercise of the stock appreciation rights granted to the Selling Stockholder under the Employment Agreement. Mr. Swanson is offering 36,345 shares of Common Stock by this Prospectus and will own approximately 400 shares of Common Stock after the sale of the shares being offered hereby. All of the 36,345 shares of Common Stock offered by this Prospectus are being offered for the account of the Selling Stockholder.

                                 PLAN OF DISTRIBUTION

    The Selling Stockholder or his pledgees, donees, transferees or other successors in interest may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the NYSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transferors may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the transferors and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The transferors and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

    Under the securities laws of certain states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

    The Company has informed the Selling Stockholder that (i) the antimanipulation provisions of Regulation M under the Exchange Act may apply to purchase and sales of the Common Stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the Common Stock, (ii) if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required, and (iii) that the number of shares that may be sold pursuant to this Prospectus and the manner of such sales would be limited by Rule 144 under the Securities Act to the extent such Selling Stockholder is an "affiliate" of the Company as defined in such Rule, and (iv) pursuant to Instruction C.2(b) of Form S-8 of the Commission, the number of shares that may be reoffered or resold by the Selling Stockholder (and any other person with whom he is acting in concert for the purpose of selling securities of the Company) pursuant to this Prospectus during any three-month period may not exceed the amount specified in Rule 144(e) under the Securities Act.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article X of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law, as amended from time to time (the "Delaware Law"), indemnify each director and officer, present or former, of the Registrant whom it may indemnify pursuant to such applicable law, including certain liabilities under the Securities Act.
Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

    Section 145 of the Delaware Law provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the Delaware Law provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

    In addition, Article X of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of the Company's Bylaws provides that the Company shall indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by Delaware Law.

    The Registrant has entered into indemnification agreements with each of its directors and executive officers, which also provide indemnification against certain liabilities, including certain liabilities under the Securities Act. The Registrant currently maintains directors' and officers' liability insurance in the form of a policy which provides for coverage of liabilities up to a maximum amount of $7.5 million per policy year (subject to certain minimum initial payments by the Registrant). The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act is therefore unenforceable.


                                    LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Carol Vanairsdale, Vice President and Assistant General Counsel for the Registrant.


                                       EXPERTS

    The Company's consolidated financial statements and the related supplemental schedules, incorporated herein by reference to the Company's Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports incorporated herein by reference and have been so incorporated by reference in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.








                      ------------------------------------------

                                    36,345 SHARES

                                GRUBB & ELLIS COMPANY

                                     COMMON STOCK

                      ------------------------------------------

                                      PROSPECTUS

                      ------------------------------------------


                                    APRIL 8, 1997

                      ------------------------------------------

                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Commission are incorporated herein by reference:

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

              (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996;

              (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

              (d) The Registrant's Current Reports on Form 8-K filed with the Commission on February 4, 1997, December 20, 1996, December 9, 1996 and November 5, 1996; and

              (e) The description of Common Stock contained in the Registrant's Form 8-A Registration Statement used to register the Common Stock and filed with the Commission which was declared effective by the Commission on April 15, 1981, except that authorized shares of capital stock and Common Stock have been increased to 26,000,000 and 25,000,000, respectively.

    In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Carol Vanairsdale, Vice President and Assistant General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article X of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law, as amended from time to time (the "Delaware Law"), indemnify each director and officer, present or former, of the Registrant whom it may indemnify pursuant to such applicable law, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

    Section 145 of the Delaware Law provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the Delaware Law provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

    In addition, Article X of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Company's Restated Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of the Company's Bylaws provides that the Company shall indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by Delaware Law.

    The Registrant has entered into indemnification agreements with each of its directors and executive officers, which also provide indemnification against certain liabilities, including certain liabilities under the Securities Act. The Registrant currently maintains directors' and officers' liability insurance in the form of a policy which provides for coverage of liabilities up to a maximum amount of $7.5 million per policy year (subject to certain minimum initial payments by the Registrant). The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    The shares to be offered or sold are 36,345 shares of Common Stock issued by the Company upon exercise of stock appreciation rights granted pursuant to the Employment Agreement, where the Selling Stockholder, at that time, was the Company's Chief Executive Officer. Such shares were issued by the Company pursuant to an exemption from registration under Section 4(2) of the Securities Act.

ITEM 8. EXHIBITS.

 4.1(1)       Restated Certificate of Incorporation of the Registrant.

 4.2(2)       Bylaws of the Registrant.

 4.3(3) Employment Agreement dated as of May 20, 1992 by and between the Registrant and Alvin L. Swanson, Jr., as amended.

 4.4(4) First Amendment to Employment Agreement dated as of May 20, 1992 by and between the Registrant and Alvin L. Swanson, Jr.

 4.5(5) Second Amendment to Employment Agreement dated as of February 24, 1993 by and between the Registrant and Alvin L. Swanson, Jr.

 4.6(6) Certificate of Retirement with respect to 130,233 shares of Junior Convertible Preferred Stock of the Registrant.

 4.7(7) Certificate of Retirement with respect to 8,894 shares of Series A Senior Convertible Preferred Stock, 128,266 shares of Series B Senior Convertible Preferred Stock, and 19,767 shares of Junior Convertible Preferred Stock of the Registrant.

5.1 Opinion of Carol Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

23.1          Consent of Counsel (included in Exhibit 5).

23.2          Consent of Ernst & Young LLP.

24.1          Power of Attorney (included on page 5 of this Registration
              Statement).

---------------
(1) Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 3.2 to the Company's Quarterly Report on From 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.
(3) Filed as Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.
(4) Filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.
(5) Filed as Exhibit 10.31 to the Company's Quarterly Report on Form 10-Q dated May 15, 1993 and incorporated herein by reference.
(6) Filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(7) Filed as Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 7th day of April 1997.

                                  GRUBB & ELLIS COMPANY

                                  By:  /s/ CAROL VANAIRSDALE
                                       ----------------------------
                                       Carol Vanairsdale
                                       Vice President and Assistant General
                                        Counsel

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert J. Walner and Carol Vanairsdale with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 1997.

      Signature                                  Title
      ---------                                  -----

/s/ NEIL R. YOUNG            President, Chief Executive Officer and Director -
--------------------------   (Principal Executive Officer)
Neil R. Young

/s/ BRIAN PARKER
--------------------------   Senior Vice President and Chief Financial Officer
Brian Parker                 (PrincipalFinancial Officer and Accounting
                             Officer)

/s/ JOE F. HANAUER
--------------------------   Chairman of the Board and Director
Joe F. Hanauer

/s/ R. DAVID ANACKER         Director
--------------------------
R. David Anacker

/s/ REUBEN S. LEIBOWITZ      Director
--------------------------
Reuben S. Leibowitz

/s/ JOHN D. SANTOLERI        Director
--------------------------
John D. Santoleri

/s/ LAWRENCE S. BACOW        Director
--------------------------
Lawrence S. Bacow

/s/ SIDNEY LAPIDUS           Director
--------------------------
Sidney Lapidus

/s/ C. MICHAEL KOJAIAN       Director
--------------------------
C. Michael Kojaian

/s/ TODD WILLIAMS            Director
--------------------------
Todd Williams

/s/ ROBERT J. MCLAUGHLIN     Director
--------------------------
Robert J. McLaughlin

                                  INDEX TO EXHIBITS


Exhibit                                                                     Page
-------                                                                     ----

 4.1(1)       Restated Certificate of Incorporation of the Registrant.

 4.2(2)       Bylaws of the Registrant.

 4.3(3) Employment Agreement dated as of May 20, 1992 by and between the Registrant and Alvin L. Swanson, Jr., as amended.

 4.4(4) First Amendment to Employment Agreement dated as of May 20, 1992 by and between the Registrant and Alvin L. Swanson, Jr.

 4.5(5) Second Amendment to Employment Agreement dated as of February 24, 1993 by and between the Registrant and Alvin L. Swanson, Jr.

 4.6(6) Certificate of Retirement with respect to 130,233 shares of Junior Convertible Preferred Stock of the Registrant.

 4.7(7) Certificate of Retirement with respect to 8,894 shares of Series A Senior Convertible Preferred Stock, 128,266 shares of Series B Senior Convertible Preferred Stock, and 19,767 shares of Junior Convertible Preferred Stock of the Registrant.

5.1 Opinion of Carol Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

23.1          Consent of Counsel (included in Exhibit 5).

23.2          Consent of Ernst & Young LLP.

24.1          Power of Attorney (included on page 5 of this Registration
              Statement).

---------------
(1) Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.
(2) Filed as Exhibit 3.2 to the Company's Quarterly Report on From 10-Q for the fiscal quarter ended September 30, 1996 and incorporated herein by reference.
(3) Filed as Exhibit 10.29 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.
(4) Filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and incorporated herein by reference.
(5) Filed as Exhibit 10.31 to the Company's Quarterly Report on Form 10-Q dated May 15, 1993 and incorporated herein by reference.
(6) Filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.
(7) Filed as Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and incorporated herein by reference.